Exhibit 10.1

SOFTWARE DEVELOPMENT AGREEMENT (ASSIGMENT)

Glolex, Inc. you ("Client") is hiring UAB Almax Group ("Technician") to build a website and do software development work. The following sets forth the agreement between these two parties and binds them both.

SCOPE OF WORK

Technician will do the following for Client (the "Scope of Work"):

Technician may decline, or charge additionally for, work that Technician reasonably deems to be beyond this scope.

The final deadline for completing the work is 2017-03-26. OWNERSHIP OF THE WORK

Technician hereby assigns to Client all right, title and interest in the work produced or developed under this agreement, including all patent, trade secret and trademark rights, and copyrights. This assignment is conditioned on Technician being paid the full amount owed under this agreement.

PAYMENT

Client will pay Technician : (the checked term applies)

a flat fee of $5,000 which includes up to 5 rounds of revisions, provided that such revisions do not exceed the Scope of Work above.

Of Technician's fee, $1,000 is due at the signing of this agreement. The following term applies:

Client will reimburse Technician's reasonable expenses with prior approval.

Upon completion of the work, Technician will invoice Client for any amount due. Payment is due within 30 days of the invoice date, or as specified in the invoice.

Any amount not received by its due date will collect interest at 2.5% per month, or the legally allowable maximum if this amount exceeds it.

CONFIDENTIAL INFORMATION

Any information supplied by one party to the other marked as "Confidential" must be used only for the purposes of this agreement and must not be disclosed to other parties without the discloser's written consent. This does not apply to information that is publicly available or that the recipient already properly knew, developed or received independently. When the agreement terminates, Technician must return to Client any materials containing confidential information. Confidentiality obligations survive termination of this agreement.

INDEPENDENT CONTRACTOR RELATIONSHIP

Technician is an independent contractor, not an employee or partner of Client. Technician is solely responsible for all taxes, withholdings, insurance, and any other obligations that may apply to an independent contractor.

LIMITED WARRANTY

TECHNICIAN WARRANTS THAT NO OBLIGATION TO A THIRD PARTY PROHIBITS TECHNICIAN FROM ENTERING INTO THIS AGREEMENT, AND THAT TO TECHNICIAN'S KNOWLEDGE, WORK PRODUCED UNDER THIS AGREEMENT WILL NOT VIOLATE THE INTELLECTUAL PROPERTY RIGHTS OF ANY THIRD PARTY.

LIMITATION OF LIABILITY

UNLESS A RESULT OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, THE LIABILITY OF EITHER PARTY TO THE OTHER FOR ANY TYPE OF DAMAGES SHALL BE LIMITED TO THE AMOUNT OF TECHNICIAN'S TOTAL FEES UNDER THIS AGREEMENT.

TERMINATION

If either party materially breaches this agreement, the non-breaching party may terminate the agreement only by providing written notice of the breach to the breaching party. The breaching party shall have 5 days to cure the breach after receiving such notice. If the breaching party fails to cure the breach in that time, the agreement shall terminate except with respect to those obligations that are noted herein as surviving termination.

If the agreement terminates for any reason other than a material uncured breach by Technician, then Technician is immediately entitled (the checked term applies):

Liquidated damages in the amount of $900, which the parties agree represents fair compensation for the harm Technician would suffer from termination.

The above payment obligation, and any payment obligations pending at termination, survive termination.

Upon termination, any license Client has in the work is immediately revoked. MISCELLANEOUS

This agreement is between Client and Technician and neither is allowed to delegate, transfer or assign it to a third party without the written consent of the other.

This is the parties' entire agreement on this matter, superseding all previous negotiations or agreements. It can only be changed by mutual written consent.

The laws of the state of England (U.K) govern this agreement and any disputes arising from it must be handled exclusively in courts in that state. The prevailing party in any dispute will be entitled to recover reasonable costs and attorneys' fees.

Signing a copy of this agreement, physical or electronic, will have the same effect as signing an original.

Glolex, Inc. (Client)	UAB Almax Group

Address:	Address:
Unit 9647	Unit 201
13 Freeland Park	44 Homer Street
Wareham Road	London
Poole BH16 6F	W1H 4HW
United Kingdom	United Kingdom

Per: /s/ Maksim Charniak (SEAL)	Per: /s/ Aliaksey Shipniov
(Client)	(Technician)